                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                                CVC, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                           [LOGO]
[LOGO]                                   NOTICE OF
                                       ANNUAL MEETING
                                            AND
                                      PROXY STATEMENT

CVC, INC.
525 Lee Road
Rochester, New York 14606
(716) 458-2550                                                            [LOGO]

January 28, 2000

Dear Shareholder:

    I invite you to attend our 2000 Annual Meeting of Shareholders on Tuesday, February 29, 2000. The meeting will be held at 9:00 a.m. in the Foster Room of the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts. After the business session, we will discuss the financial results for 1999 and report on current operations.

    On the following pages you will find the Notice of Meeting, which lists the matters to be conducted at the meeting and the Proxy Statement. In addition to the election of seven directors, you will be asked to ratify the appointment of the independent public accountants.

    Your vote is very important regardless of the number of shares you own. Detailed voting instructions appear on the next page.

    The Board of Directors recommends that you vote "FOR" proposals 1 and 2.

Sincerely,

[LOGO]

Christine B. Whitman
Chairman, President and
Chief Executive Officer

CVC, INC.
525 Lee Road
Rochester, New York 14606
(716) 458-2550                                                            [LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME......................       9:00 a.m. on Tuesday, February 29, 2000

PLACE.....................       Foster Room
                                 Boston Harbor Hotel
                                 70 Rowes Wharf
                                 Boston, Massachusetts 02110

ITEMS OF BUSINESS.........       (1) Election of 7 directors
                                 (2) Ratification of the appointment of
                                    PricewaterhouseCoopers LLP as independent public
                                    accountants for fiscal year 2000; and
                                 (3) Such other business as may properly come before the
                                    meeting or any adjournment or postponement.

RECORD DATE...............       You are entitled to vote if you were a shareholder of record at the close of business on January 25, 2000.

10-K/ANNUAL REPORT........       Our 1999 10-K/Annual Report to Shareholders for the fiscal year ended September 30, 1999, which is not a part of the
                                 proxy soliciting material, is enclosed.

PROXY VOTING..............       Shareholders of record can vote as follows:

                                 MARK, SIGN, DATE AND RETURN the enclosed proxy card and
                                 return it in the envelope provided.

                                 You may revoke your proxy in the manner described in the
                                 accompanying Proxy Statement at any time up to the time your proxy is voted on the day of the meeting.

January 28, 2000

                             YOUR VOTE IS IMPORTANT
                        PLEASE VOTE YOUR SHARES PROMPTLY

                                   CVC, INC.
                                  525 LEE ROAD
                           ROCHESTER, NEW YORK 14606

                                PROXY STATEMENT

    These proxy materials are furnished in connection with the solicitation by the Board of Directors of CVC, Inc. ("CVC," the "Company," "our," "we" or "us"), a Delaware corporation, of proxies to be voted at our 2000 Annual Meeting of Shareholders (the "Annual Meeting") or at any adjournment or postponement.

    You are invited to attend our Annual Meeting on February 29, 2000, beginning at 9:00 a.m. in the Foster Room of the Boston Harbor Hotel, 70 Rowes Wharf, Boston, Massachusetts.

    This Proxy Statement, form of proxy and voting instructions will be mailed to our shareholders starting January 28, 2000.

    SHAREHOLDERS ENTITLED TO VOTE: Holders of shares of CVC's common stock (the "Common Stock") at the close of business on January 25, 2000 are entitled to receive notice and to vote their shares at the Annual Meeting. As of that date, there were 11,604,819 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the Annual Meeting.

    PROXIES. Your vote is important. Shareholders of record may vote their proxies by marking the appropriate boxes on the enclosed proxy card and by signing, dating and returning the card in the enclosed envelope.

    You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by (1) giving written notice of revocation to the Inspectors of Election, Boston EquiServe, 150 Royall Street, Canton, MA 02021,
(2) timely delivery of a valid, later-dated proxy or (3) voting by ballot at the Annual Meeting.

    You can save us the expense of a second mailing by voting promptly. If your shares are held by a bank, broker or other holder of record, check the information provided with your voting instruction form.

                           VOTE AT THE ANNUAL MEETING

    Your mail-in vote will not limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

    All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with your instructions. If you sign and return your proxy card but do not give voting instructions, the shares represented by the proxy will be voted by the Proxy Committee as recommended by the Board of Directors.

    The Proxy Committee consists of Christine B. Whitman, Chairman, President and Chief Executive Officer, and Emilio O. DiCataldo, Senior Vice President and Chief Financial Officer. Proxy cards, unless otherwise indicated by the shareholder, also confer upon the Proxy Committee discretionary authority to vote all shares of stock represented by the proxies on any matter which properly may be presented for action at the meeting even if not covered herein. If any of the nominees for director named in Proposal 1--Election of Directors should be unavailable for election, the proxies will be voted for the election of such other person as may be recommended by the Board of Directors in place of such nominee. The Board of Directors is not aware of any matter for action by the shareholders at the Annual Meeting other than the matters described in the Notice.

    QUORUM. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to constitute a quorum.

    COST OF PROXY SOLICITATION. The Company will pay the cost of soliciting proxies for the Annual Meeting. We have retained CIC Express Service, Inc. to distribute material to beneficial owners whose shares are held by brokers, banks or other institutions and to assist in soliciting proxies, for a fee estimated at $2,500 plus expenses. In addition, directors, officers and other employees may solicit proxies in person or by mail. We will reimburse brokers, banks and others who are record holders of Common Stock for reasonable expenses incurred in obtaining voting instructions from beneficial owners of such shares.

    REQUIRED VOTE. A plurality of the votes of holders of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required for the election of directors. The affirmative vote of holders of a majority of shares represented at the Annual Meeting, in person or by proxy, and entitled to vote is required for approval of the other proposal to be voted on by the shareholders. Abstentions have the same effect as a vote against any proposal. Broker non-votes are deemed not entitled to vote and are not counted as votes for or against any proposal.

                               SECURITY OWNERSHIP

    The following table sets forth information regarding the beneficial ownership of the Common Stock as of December 31, 1999, by each person or entity known to CVC to own beneficially more than 5% of the outstanding shares of Common Stock, each of CVC's directors and the named executive officers and all directors and executive officers as a group. Unless otherwise indicated below, to the knowledge of CVC, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

                                                              SHARES BENEFICIALLY
                                                                  OWNED (1)(2)
                                                              --------------------
NAME OF BENEFICIAL OWNER                                       NUMBER     PERCENT
------------------------                                      ---------   --------
BENEFICIAL OWNERS OF MORE THAN 5% OF COMMON STOCK:
Advent International Group (3)..............................  1,017,590     8.77%
Hakuto Co., Ltd.............................................    583,000     5.02%
Nikko Tecno.................................................  1,412,316    12.17%
Seagate Technology, Inc. (4)................................  3,219,073    25.97%

DIRECTORS (5):
Robert C. Fink..............................................      4,889        *
Maurice F. Holmes...........................................         --        *
Douglas A. Kingsley (6).....................................  1,017,590     8.77%
Thomas C. McDermott.........................................      2,000        *
Seiya Miyanishi (7).........................................  1,412,316    12.17%
Donald L. Waite (8).........................................  3,219,073    25.97%

NAMED EXECUTIVE OFFICER (5):
Christine B. Whitman**......................................    726,400     6.07%
Mehrdad M. Moslehi..........................................    307,200     2.65%
Christopher J. Mann (9).....................................    283,676     2.40%
Emilio O. DiCataldo.........................................    146,000     1.25%
Giovanni Nocerino...........................................    106,667        *

All directors and executive officers as a a group (14
  persons) (10).............................................  7,345,811    55.27%

------------------------

*   Less than one percent.

**  Also serves as a director.

(1) The number of shares of Common Stock shown in the table above as beneficially owned includes shares issuable pursuant to options and warrants that may be exercised within 60 days after December 31, 1999. Shares issuable pursuant to such options and warrants are deemed outstanding for computing the percentage of beneficial ownership of the person holding such options and warrants but are not deemed outstanding for computing the percentage of beneficial ownership of any other person.

(2) Includes shares of Common Stock issuable upon exercise of options, as follows: Robert C. Fink-2,223 shares; Christine B. Whitman-358,400 shares; Mehrdad M. Moslehi-3,200 shares; Christopher J. Mann-207,400 shares; Emilio
    O. DiCataldo-96,000 shares and Giovanni Nocerino-106,667 shares.

(3) Includes ownership by the following venture capital funds managed by Advent International Corporation: (1) 853,658 shares of Common Stock issued to Global Private Equity III Limited Partnership, (2) 130,792 shares of Common Stock issued to Advent PGGM Global Limited Partnership, (3) 12,906 shares of Common Stock issued to Advent Partners GPE III Limited Partnership,
    (4) 3,861 shares of Common Stock issued to Advent Partners (NA) GPE III Limited Partnership and (5) 15,040 shares of

    Common Stock issued to Advent Partners Limited Partnership. Advent International Group is the general partner for all of the above limited partnerships.

(4) Includes 790,760 additional shares of Common Stock issuable upon exercise of a warrant held by Seagate Technology, Inc.

(5) The stockholders' address is: c/o CVC, Inc., 525 Lee Road, Rochester, New York, 14606.

(6) Represents 1,017,590 shares beneficially owned by Advent International Group. Mr. Kingsley is a Senior Vice President of Advent International Corporation, the venture capital firm which is the manager of the funds affiliated with the Advent International Group. Mr. Kingsley disclaims beneficial ownership of the shares of Common Stock beneficially owned by Advent International Group except to the extent of his indirect pecuniary interest therein as a partner in Advent International Group.

(7) Represents 1,412,316 shares of Common Stock beneficially owned by Nikko Tecno, of which Mr. Miyanishi is a director, officer and principal stockholder. Mr. Miyanishi disclaims beneficial ownership of the shares of Common Stock owned by Nikko Tecno except to the extent of his indirect pecuniary interest therein as a stockholder of Nikko Tecno. Mr. Miyanishi's address is: c/o Nikko Tecno, P.O. Box 139, Central Tokyo, Japan.

(8) Represents 3,219,073 shares beneficially owned by Seagate Technology, Inc. Mr. Waite is an executive officer and stockholder of Seagate Technology, Inc. Mr. Waite disclaims beneficial ownership of the shares of Common Stock owned by Seagate Technology, Inc. except to the extent of his indirect pecuniary interest therein as a stockholder of Seagate Technology, Inc.

(9) Includes 20,316 shares of Common Stock held in an irrevocable trust for Mr. Mann's children. Mr. Mann disclaims beneficial ownership of these shares.

(10) Includes (1) 1,412,316 shares held of record by Nikko Tecno, the ownership of which is attributed to Mr. Miyanishi, (2) 1,017,590 shares held of record by Advent International Group, the ownership of which is attributed to Mr. Kingsley, (3) 3,219,073 shares held of record by Seagate Technology, Inc., the ownership of which is attributed to Mr. Waite, and (4) 20,316 shares held in an irrevocable trust for Mr. Mann's children, the ownership of which is attributed to Mr. Mann.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires CVC's officers and directors, and persons who own more than 10% of a registered class of its equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the Nasdaq National Stock Market, and to furnish CVC with copies of all such forms they file. Mr. Douglas Kingsley, a current director of CVC and a director nominee, and Mr. George R. Thompson, a former director of CVC, did not file Form 3s with the SEC at the time they became directors of CVC
(Mr. Kingsley in December 1998 and Mr. Thompson in May 1999). Both Mr. Thompson and Mr. Kingsley filed Form 3s on November 10, 1999 in connection with CVC's initial public offering. Advent International Group did not file a Form 3 with the SEC at the time it became a 10% shareholder of CVC pursuant to a private placement of CVC preferred stock December 1998. Upon completion of CVC's initial public offering in November 1999, Advent International Group was no longer a 10% shareholder of CVC.

                         BOARD AND COMMITTEE MEMBERSHIP

    MEETINGS OF THE BOARD OF DIRECTORS: During fiscal year 1999, there were seven meetings of the Board of Directors and nine meetings of committees of the Board. All director nominees attended at least 75% of the meetings of the Board and committees of which they were members.

    COMMITTEES OF THE BOARD OF DIRECTORS. The three standing committees of the Board are: Audit, Compensation and Executive. Members of each committee, who are elected by the full Board, are named below. The Company follows the practice of periodically rotating the membership of all committees and the chairmanship of the Audit and Compensation Committees.

AUDIT COMMITTEE

    The Audit Committee oversees the performance and reviews the scope of the audit performed by CVC's independent accountants. It also reviews audit plans and procedures, changes in accounting policies and the use of independent accountants for non-audit services. The Audit Committee operates pursuant to a written charter. Members of the Audit Committee are Mr. Donald L. Waite (Chairman), Mr. Douglas A. Kingsley and Mr. Thomas C. McDermott. During fiscal year 1999, the Audit Committee met four times.

COMPENSATION COMMITTEE

    The Compensation Committee determines the compensation and benefits of all officers of CVC and establishes general policies relating to compensation and benefits of all other CVC employees. It is also responsible for administering CVC's stock option plans in accordance with the terms thereof. Members of the Compensation Committee are Mr. Robert C. Fink (Chairman), Mr. Douglas A. Kingsley and Mr. Maurice F. Holmes. During fiscal year 1999, the Compensation Committee met four times.

EXECUTIVE COMMITTEE

    The Executive Committee is responsible for all matters which arise between meetings of the Board of Directors, to the extent permitted by law. Members of the Executive Committee are Mrs. Christine B. Whitman (Chairman), Mr. Donald L. Waite and Mr. Thomas C. McDermott. During fiscal year 1999, the Executive Committee did not meet.

                  REPORT OF THE COMPENSATION COMMITTEE REPORT

    Compensation of the Company's executives is subject to review and approval by the Compensation Committee (the "Committee") of the Company's Board of Directors. In determining the fiscal year 1999 compensation paid to the Company's executive officers, the Committee employed compensation policies designed to align such compensation with the interests of the Company's shareholders and to relate it to overall corporate performance. These policies are intended to attract and retain executives whose abilities are critical to the long-term success of the Company, to support a performance-oriented environment that rewards achievement of internal corporate goals and to reward executives for the enhancement of shareholder value.

    The components of the compensation of each executive officer, including the Chief Executive Officer ("CEO"), are base salary, cash bonus awards and stock option grants, as described below:

    BASE SALARY. The base salary component of total compensation is designed to be competitive for similar companies in terms of industry group, technology, complexity and company size. Company size reflects both sales and market capitalization. The Committee, on behalf of the Board, works with management to maintain an executive salary structure based on competitive analyses. Committee discretion is used in determining individual salary amounts for executive officers with no specific formula. Generally, executive officer salaries, including that of the CEO, are reviewed on a regular basis as market conditions require to maintain a competitive compensation structure.

    PERFORMANCE BASED AWARDS. All executive officers, including the CEO, participate in the Company's Performance Incentive Plan. Awards under the Performance Incentive Plan are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company and the individual contribution of each executive officer. Awards under the Performance Incentive Plan, including those to the CEO, are contingent upon the attainment of specified Company financial goals, with a threshold profitability target established by the Committee at the time of the approval of the budget for the fiscal year. It is intended that overachievement of goals should result in above-median total annual compensation and underachievement of goals should result in below-median total annual compensation. In addition, consideration is given to the relative contribution of each executive officer in attainment of that performance.

    STOCK OPTION AWARDS. The grant of stock option awards to executive officers creates a direct link between compensation and long-term increases in shareholder values and is intended to be the most meaningful component of executive compensation. The Committee believes that stock option grants provide an incentive that focuses the executive officers' attention on managing the Company from the perspective of an owner with an equity stake in the business. Options are subject to vesting provisions to encourage executive officers to remain employed with the Company. The size of each option grant is based on the executive officer's responsibilities, relative position with the Company and the Committee's judgment with respect to the executive's impact on shareholder value. The Committee also takes into account the number of stock options previously granted.

    IMPACT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any of the Named Executive Officers, including the CEO, unless such compensation is performance-based. In general, it is the Company's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. There can be no assurance that the Internal Revenue Service will grant such treatment to the compensation paid. The Company believes that the stock options granted in fiscal year 1999 and prior fiscal years satisfied the requirements of federal tax law and thus, compensation recognized in connection with such awards should be fully deductible. It is the Company's intention to make efforts to maximize deductibility of compensation paid to its officers under such law. During fiscal year 1999, the Company did not exceed the $1.0 million deductibility cap with respect to any officer covered by such law.

    In approving the amount and form of compensation for the Company's Named Executive Officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of Section 162(m).

                                          MEMBERS OF THE COMPENSATION COMMITTEE:

                                              ROBERT C. FINK (CHAIRMAN)
                                             DOUGLAS A. KINGSLEY
                                             MAURICE F. HOLMES

                                  COMPENSATION

DIRECTOR COMPENSATION

FEES

    Nonemployee directors receive the following fees:

Annual Retainer:             $8,000.00 (Payable in shares of Common Stock)
Board Meeting Fee:           $1,500.00
Committee Chair Retainer:    $1,000.00
Committee Meeting Fee:       $ 500.00

BENEFIT PLANS

    CVC's Nonemployee Directors' 1999 Stock Option Plan contains provisions pursuant to which options for 7,500 shares of Common Stock are granted to each nonemployee director upon commencement of service on the Board, and options for 2,000 shares of Common Stock are granted to each nonemployee director on March 31 of each year of continued service on the Board. CVC has authorized and reserved 200,000 shares of Common Stock for issuance under this plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Kingsley, a director of CVC, is a Senior Vice President of Advent International Corporation, a principal stockholder of the Company. In
December 1998, CVC sold an aggregate of 100,000 shares of Series C Convertible Preferred Stock for a price of $100.00 per share and a warrant to purchase an aggregate of 200,000 shares of Common Stock to entities affiliated with Advent International Corporation in a private placement. The Series C Convertible Preferred Stock was automatically converted into 1,016,257 shares of Common Stock, as well as 100,000 shares of Series D Redeemable Preferred Stock upon consummation of CVC's initial public offering in November 1999. The Series D Redeemable Preferred Stock was redeemed by CVC upon the consummation of the initial public offering for a redemption price of $10.0 million.

    Mr. Waite, a director of CVC, is an executive officer of Seagate
Technology, Inc. which is a principal stockholder of CVC, as well as a major customer. Total revenues attributed to sales of CVC products to Seagate Technology, Inc. were $29.2 million in fiscal 1997, $21.3 million in fiscal 1998 and $28.4 million in fiscal 1999.

    Mr. Miyanishi, a director of CVC, is the President and Chief Executive Officer of Nikko Tecno, a Japanese corporation which is a principal stockholder and a distributor of CVC's products in Japan. CVC borrowed from Nikko Tecno $1.5 million in November 1990 and $1.0 million in December 1991 under two unsecured notes that required quarterly interest payments calculated at an annual rate of 9%. The principal of the $1.0 million note was paid in October 1997. The principal of the $1.5 million note was paid in January 1999.

    As part of CVC's acquisition of Commonwealth Scientific Corporation in May 1999, CVC entered into a consulting agreement with George R. Thompson, Jr., the former Chief Executive Officer of Commonwealth and a director of CVC from May 1999 through November 12, 1999, when he resigned as a director of the Company. Under the terms of this consulting agreement, CVC is obligated to pay Mr. Thompson an aggregate amount of $525,000 over the three-year period following the acquisition, as consideration for consulting services provided by him to CVC. In addition, Mr. Thompson is entitled to benefits, such as an automobile allowance and health insurance coverage. This consulting agreement may be terminated by Mr. Thompson for any reason at any time and by the Company if Mr. Thompson: (1) materially breaches his obligations under a non-competition agreement; (2) is convicted of a felony or any offense involving misappropriation of money; (3) willfully fails or refuses to perform his duties under his agreement or (4) upon Mr. Thompson's death.

    With respect to all of the transactions listed above, CVC believes that the terms of these transactions were, at the time entered into, no less favorable than CVC could have obtained with non-affiliated parties. It is CVC's policy that when a transaction or matter comes before its Board of Directors in which a director may have a conflict, the nature and extent of the potential conflict is disclosed and/or reviewed with the Board of Directors, after which the conflicted director is prohibited from participating in any discussions and subsequent Board voting relating to the transaction or matter in which he or she may have a conflicting interest. In addition, any transaction of this type must be approved by a majority of those CVC directors who do not have a conflicting interest in any such transaction.

EXECUTIVE COMPENSATION

    The following table shows for fiscal years ended September 30, 1997, 1998 and 1999, respectively, the cash compensation paid by the Company, as well as other compensation paid for those years, to the Named Executive Officers in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                   # OF SECURITIES
                                                  ANNUAL COMPENSATION             UNDERLYING OPTIONS
                                         --------------------------------------     SARS LONG-TERM
                                                                 OTHER ANNUAL        COMPENSATION         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR      SALARY     BONUS     COMPENSATION (1)         AWARDS         COMPENSATION(2)
---------------------------   --------   --------   --------   ----------------   ------------------   ---------------
Christine B. Whitman........    1999     $178,652   $28,000             --              33,333              $2,936
President, Chief Executive      1998      173,040    47,600             --                  --               2,647
  Officer and Chairman          1997      167,250    46,600             --              51,000               2,325

Giovanni Nocerino...........    1999      224,950        --        $75,654(3)               --               3,085
Executive Vice President,       1998      183,333        --         16,535             160,000                  --
  Sales & Service               1997(4)        --        --             --                  --                  --

Mehrdad M. Moslehi..........    1999      158,489    10,000             --              16,667               2,700
Senior Vice President and       1998      147,054    31,100             --                  --               2,576
  Chief Technical Officer       1997      140,078    29,100             --              12,000               1,905

Christopher J. Mann.........    1999      158,487        --         41,127(5)           16,667               3,810
Senior Vice President,          1998      147,290    27,100         77,731(5)               --               4,153
  Marketing                     1997      122,406    28,500         31,962(5)           22,500               2,506

Emilio O. DiCataldo.........    1999      152,148    25,000             --              30,000               2,213
Senior Vice President and       1998      146,692    31,800             --                  --               1,900
  Chief Financial Officer       1997      142,551    34,400         46,930(6)           48,000               1,330

------------------------

(1) In accordance with the rules of the SEC, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the executive officer for each fiscal year.

(2) Represents matching contributions made by CVC on behalf of the executive officer to its 401(k) Plan.

(3) Represents automobile allowance of $1,901 and sales commissions of $73,754.

(4) No information for fiscal 1997 is presented as Mr. Nocerino joined CVC in fiscal 1998. Mr. Nocerino became one of CVC's executive officers in the fall of 1997.

(5) Represents automobile allowance of $10,488 and sales commissions of $30,639 in 1999, automobile allowance of $10,488 and sales commissions of $67,243 in 1998 and automobile allowance of $10,488 and sales commissions of $21,474 in 1997.

(6) Represents relocation expense of $17,500, relocation allowance of $26,670 and dues of $2,760

    The following table contains information regarding the option grants made during fiscal 1999 to each of the Named Executive Officers. CVC issued no stock appreciation rights in fiscal 1999.

                                 OPTION GRANTS

                                                                                               VALUE AT ASSUMED
                                                                                                ANNUAL RATES OF
                                                                                                  STOCK PRICE
                                                    PERCENT OF                                 APPRECIATION FOR
                                      NUMBER OF    TOTAL OPTIONS                                  OPTION TERM
                                      SECURITIES    GRANTED TO     EXERCISE OR                 INDIVIDUAL GRANTS
                                      UNDERLYING   EMPLOYEES IN    BASE PRICE    EXPIRATION   -------------------
NAME                                   OPTIONS      FISCAL 1999     ($/SHARE)       DATE         5%        10%
----                                  ----------   -------------   -----------   ----------   --------   --------
Christine B. Whitman................    33,333         10.70%         $6.00        5/14/09    $255,254   $322,099
Giovanni Nocerino...................        --            --             --             --          --         --
Mehrdad M. Moslehi..................    16,667          5.35           6.00        5/14/09     127,631    161,054
Christopher J. Mann.................    16,667          5.35           6.00        5/14/09     127,631    161,054
Emilio O. DiCataldo.................    30,000          9.63           6.00        5/14/09     229,731    289,892

    The following table sets forth information regarding exercise of options and the number and value of options held at September 30, 1999, by each of the officers listed below.

                             YEAR END OPTION VALUES

                                                         NUMBER OF               VALUE OF UNEXERCISED
                                                    UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                                                    AT FISCAL YEAR END           AT FISCAL YEAR END(1)
                                                ---------------------------   ---------------------------
                                                EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                -----------   -------------   -----------   -------------
Christine B. Whitman..........................    353,600         53,733      $3,263,456      $293,880
Giovanni Nocerino.............................     53,333        106,667         227,732       455,468
Mehrdad M. Moslehi............................      3,200         21,467          13,664        85,868
Christopher J. Mann...........................    206,000         25,667       1,905,332       113,666
Emilio O. DiCataldo...........................    142,800         49,200       1,081,812       241,152

------------------------

(1) The value of the unexercised, in-the-money options on September 30, 1999 is based on the difference between the initial public offering price of the common stock of $10.00 per share on November 12, 1999 and the per share option exercise price, multiplied by the number of shares of common stock underlying the options

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the current members of the Compensation Committee, Messrs, Fink, Holmes and Kingsley, was at any time during fiscal year 1999, or at any other time within the past five years, an officer or employee of the Company. No executive officer of the Company serves as a member of a board of directors or compensation committee of any entity which has one or more executive officers serving as a member of CVC's Board of Directors or its Compensation Committee.

TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL AGREEMENTS

    CVC has entered into severance agreements with the Named Executive Officers. These agreements provide that these employees will serve CVC in their offices for a term of three years, with automatic one-year renewals, subject to earlier termination as provided for in these agreements. These agreements set forth the following minimum base salary during the term of the particular agreement as follows: (1) Ms. Whitman--$168,000; (2) Mr. DiCataldo--$140,369;
(3) Mr. Mann--$124,162; (4) Dr. Moslehi--$142,771; and (5) Dr. Nocerino
$220,000. These amounts are subject to possible increase at the sole discretion of the Compensation Committee. Each employee is also eligible to receive, at the sole discretion of the Compensation Committee, an annual bonus based on the contribution of the employee towards achievement of the annual business goals of CVC. Under these agreements, the employees are entitled to participate in the employee benefit plan of CVC and are eligible for the grant of stock options, in the sole discretion of the Compensation Committee.

    In addition, these agreements provide that each of these employees is entitled to a lump-sum cash severance payment in the following circumstances:

    - Upon a termination by CVC of the employee without cause; and

    - Upon a termination by the employee of his employment with CVC, within six months immediately following an acquisition, merger, reorganization of CVC or other similar transaction or event.

    This lump-sum severance payment is equal to the employee's base salary as in effect immediately prior to termination multiplied by a number of months
(24 months for Ms. Whitman, 18 months for Mr. DiCataldo, 12 months for Drs. Moslehi and Nocerino and Mr. Mann), and then discounted to present value from the dates payments would otherwise have been made.

    Upon an acquisition, merger, reorganization or other similar transaction or event, all options to purchase shares of Common Stock held by the employees that were not then vested will become fully and immediately vested and exercisable, unless provision has been made for (1) continuation of any CVC option plan and/or the assumption of options by a successor corporation or (2) the substitution for the options of new options covering the stock of a successor corporation, with appropriate adjustments. An employee terminated after any of these types of transactions or events will retain the right to exercise any options to purchase shares of common stock for 12 months following the date of his or her termination or, if earlier, the expiration of the original term of the option.

    These agreements include restrictive covenants for the benefit of CVC relating to non-disclosure by the employee of CVC's confidential business information and CVC's right to inventions and technical improvements of the employee.

                               PERFORMANCE GRAPH

    This information is not available as the Common Stock was not publicly traded during fiscal 1999. The Company consummated its initial public offering on November 12, 1999.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of seven members. Six are nonemployee directors and one is a member of management. The terms of all of the directors currently serving on the Board expire at the Annual Meeting. All of the directors currently serving on the Board have been nominated by the Board of Directors for re-election to one-year terms at the Annual Meeting. Each nominee elected will hold office until the Annual Meeting of Stockholders to be held in 2001 and until a successor has been duly elected and qualified, unless prior to such meeting a director shall resign, or his or her directorship shall become vacant due to his or her death or removal. Shares represented by proxies that are returned properly signed will be voted for the nominees unless the shareholder indicates on the proxy that authority to vote the shares is withheld for one or more or for all of the nominees listed. A proxy cannot be voted for a greater number of persons than the seven nominees named below. Directors are elected by a plurality of the votes cast. Shares not voted, whether by withholding or broker non-vote, have no effect on the election of directors except to the extent the failure to vote for an individual results in another individual receiving a larger number of votes.

    The following information set forth has been furnished to the Company by the directors and sets forth the principal occupation and employment during the past five years of each director nominee, positions and offices with the Company, and membership on other boards of directors.

    The following seven individuals have been nominated for election at the Annual Meeting for a term ending 2001:

                              CHRISTINE B. WHITMAN

    Ms. Whitman joined CVC Products in 1978 and has served as President, Chief Executive Officer and Chairman of CVC since its acquisition of CVC Products in 1990. Ms. Whitman received a BA from Syracuse University and is a member and Secretary of the Board of Directors of SEMI/SEMATECH. She currently is a director of Frontier Telephone of Rochester and The M&T Bank. Ms. Whitman serves on the Executive Committee of the Board of Directors of the Industrial Management Council, the Board of Trustees for the Greater Rochester Chamber of Commerce, the United Way Board of Directors, the Al Sigl Center Partners' Foundation Board of Governors and is a member of the Board of Trustees of Rochester Institute of Technology.

                                 ROBERT C. FINK

    Mr. Fink has been a director of CVC since 1997. In 1993, Mr. Fink joined Lam Research Corporation, a manufacturer of semiconductor processing equipment, and formerly served as the Chief Operating Officer, following Lam's acquisition of Drytek, Inc. Mr. Fink served as the President of Drytek from 1983 to 1988. Prior to Drytek, Mr. Fink spent four years with ITT Corporation's Semiconductor Division as Director of VLSI Operations for North America and 12 years with General Instrument Corporation's Microelectronics Division as Director of Worldwide Manufacturing Resources. Mr. Fink's career also includes 13 years with General Electric Corporation. He received a BS in Metallurgical Engineering from Polytechnical Institute of New York.

                               MAURICE F. HOLMES

    Mr. Holmes has been a director of CVC since October 1999. Since
January 1999, Mr. Holmes has been a Professor of the Practice of Management and Engineering Systems at the Massachusetts Institute of Technology, as well as holding a dual professorship with both its Sloan School of Management and School of Engineering. Prior to this, Mr. Holmes served as Corporate Vice President and the Chief Engineer for Xerox Corporation beginning in 1994. Mr. Holmes received a BS degree from the University of Pittsburgh

                                 PROPOSAL NO. 1
and a MS in Mechanical and Aerospace Science from the University of Rochester. He currently is a director of Optical Dynamics Corporation and Storage Technology Corporation. In addition, Mr. Holmes serves on the Board of Trustees of Rochester Institute of Technology and the Ford Design Institute.

                              DOUGLAS A. KINGSLEY

    Mr. Kingsley has been a director of CVC since 1998. Mr. Kingsley is a Senior Vice President of Advent International Corporation, a venture capital firm, where he has been employed since 1990. From 1985 through 1988 Mr. Kingsley was a sales engineer for Teradyne, Inc., a manufacturer of automatic test equipment for the electronics industry. Mr. Kingsley is a graduate of Dartmouth College and Harvard Business School. He is a director of LeCroy Corporation and a member of the Board of Overseers of the Boston Symphony Orchestra.

                              THOMAS C. MCDERMOTT

    Mr. McDermott has been a director of CVC since October 1999. From 1994 to 1997, Mr. McDermott was Chief Executive Officer and President of Goulds
Pumps, Inc., and from 1996 to 1997 he also held the position of Chairman of the Board. From 1986 to 1993, Mr. McDermott was the President and Chief Operating Officer of Bausch & Lomb. Prior to this, Mr. McDermott served in a variety of management positions at Bausch & Lomb, and also was a member of its Board of Directors from 1983 until 1993. Mr. McDermott received a BS degree and an Honorary Doctoral Degree from Providence College. He currently is a director of Canandaigua Brands, Inc. and Thomas & Betts Corporation. In addition,
Mr. McDermott serves on the Board of Governors of University of Rochester Medical Center and as a Trustee of Rochester Institute of Technology and St. Bernard's Institute.

                                SEIYA MIYANISHI

    Mr. Miyanishi has been a director of CVC since 1990. Since 1987, Mr. Miyanishi has served as President and Chief Executive Officer of Nikko Tecno, a company based in Japan and involved in the import and export of capital equipment, which was founded in 1946. Mr. Miyanishi has served as owner, President and Chief Executive Officer of several other companies in Japan.
Mr. Miyanishi received a BS of managerial economics from Keio University.

                                DONALD L. WAITE

    Mr. Waite has been a director of CVC since 1995. Since 1983, Mr. Waite has served in various positions for Seagate Technology, Inc., most recently as Senior Administrative Officer, Senior Financial Officer and Executive Vice President. Additionally, Mr. Waite was named interim chief executive officer of Dragon Systems in October, 1999. Dragon Systems is a voice recognition software company in which Seagate Technology, Inc. holds a minority ownership position. Mr. Waite received a BS in Accounting from Creighton University and a JD from Georgetown University Law Center. Mr. Waite is a Certified Public Accountant.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                                 PROPOSAL NO. 2

                          RATIFICATION OF APPOINTMENT
                       OF INDEPENDENT PUBLIC ACCOUNTANTS

    The independent public accounting firm for the Company in fiscal year 1999 was PricewaterhouseCoopers LLP ("PwC"). The Board, upon the recommendation of the Audit Committee, has appointed this firm, subject to ratification by the shareholders, to audit the financial statements of the Company for fiscal year 2000. The Audit Committee, in arriving at its recommendation to the Board, reviewed the performance of PwC in prior years, as well as the firm's reputation for integrity and competence in the fields of accounting and auditing. The Audit Committee expressed its satisfaction with PwC in these respects.

    PwC has audited the Company's financial statements annually since 1995. Representatives of PwC will be present at the Annual Meeting to make a statement, if they desire to do so, and to respond to appropriate questions.

      THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

                          DEADLINES FOR SUBMISSION OF
          PROXY PROPOSALS, NOMINATION OR DIRECTORS AND OTHER BUSINESS

    PROXY STATEMENT PROPOSALS. Shareholder proposals intended to be included in the Proxy Statement and form of proxy for the Annual Meeting of Shareholders to be held in 2001, in addition to meeting certain eligibility requirements established by the Securities and Exchange Commission, must be in writing and received by the Secretary at the Company's principal executive offices on or prior to September 30, 2000. Alternate notice deadlines apply if the date of the annual meeting differs by more than 30 days from the date of the previous year's annual meeting.

                                        By Order of the Board of Directors

                                        [LOGO]

                                        Emilio O. DiCataldo
                                        Secretary

Rochester, New York
January 28, 2000

                               PROXY

                              CVC INC.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             ANNUAL MEETING OF STOCKHOLDERS-FEBRUARY 29, 2000.

               (SEE PROXY STATEMENT FOR DISCUSSION OF ITEMS)

The undersigned hereby appoints Christine B. Whitman and Emilio O. DiCataldo, and each of them, as proxies of the undersigned, each with full power to act without the other and with full power of substitution and re-substitution, to vote all the shares of Common Stock of CVC, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on February 29, 2000, at 9:00 a.m. (local time), and at any postponements or adjournments thereof, with all the powers the undersigned would have if personally present, as follows:


                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

-------------------------------------  ----------------------------------------

-------------------------------------  ----------------------------------------

-------------------------------------  ----------------------------------------


SEE REVERSE                                                      SEE REVERSE
   SIDE                                                             SIDE

-------------------------------------------------------------------------------

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

 /X/  PLEASE MARK VOTES
      AS IN THIS EXAMPLE.

1. To elect to the Board of Directors the following nominees for the term indicated in the Proxy Statement.

FOR all nominees listed below       / /    WITHHOLD AUTHORITY                / /
(EXCEPT AS MARKED TO THE CONTRARY BELOW)   to vote for all nominees listed below

Robert C. Fink           Seiya Miyanishi
Maurice F. Holmes        Donald L. Waite
Douglas A. Kingsley      Christine B. Whitman
Thomas C. McDermott

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.


RECORD DATE SHARES:

       [clear area]


                                                        FOR    AGAINST  ABSTAIN

2. Ratification of the appointment by the Board of     /  /     /  /    /  /
   Directors of PricewaterhouseCoopers LLP as independent public accountants for fiscal 2000.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is hereby acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE STOCKHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2.

MARK HERE IF YOU PLAN TO ATTEND THE MEETING         /  /

MARK HERE FOR ADDRESS CHANGE AND NOTE CHANGES       /  /
ON REVERSE SIDE

NOTE: SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SIGNING IN A REPRENSENTATIVE CAPACITY, PLEASE GIVE FULL TITLE. JOINT OWNERS (IF ANY) SHOULD EACH SIGN.



Please be sure to sign and date this Proxy.                  Date


Shareholder sign here                                 Co-owner sign here


-------------------------------------------------------------------------------
DETACH CARD                                                      DETACH CARD


PLEASE, SIGN, DATE, AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------

CVC, INC.
c/o EquiServe
P.O. Box 8040
Boston, MA 02266-8040

                           ADMISSION TICKET

                         2000 ANNUAL MEETING
                                 OF
                            SHAREHOLDERS
                                 OF
                              CVC, INC.

                      TUESDAY, FEBRUARY 29, 2000
                              9:00 A.M.

                         BOSTON HARBOR HOTEL
                           70 ROWES WHARF
                             BOSTON, MA